UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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First Citizens Banc Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1
PROPOSAL 2
Boards and Committees
PROPOSAL 3
2007 Compensation of Directors
Equity Compensation Plan Information
Transactions with Directors, Officers and Associates
Section 16(a) Beneficial Ownership Reporting Compliance
Code of Ethics
Communication with Board
Principal Independent Accountants
Audit Committee Report
EXECUTIVE OFFICERS OF THE CORPORATION
EXECUTIVE COMPENSATION
2007 SUMMARY COMPENSATION TABLE
Defined Contribution Plan
Defined Benefit Pension Plan
PENSION BENEFITS FOR 2007
Nonqualified Deferred Compensation for 2007
First Citizens Banc Corp Stock Option and Stock Appreciation Rights Plan
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2007
Potential Payments Upon Termination or Change in Control
Report of Compensation, Benefits and Liability Committee
Principal Shareholders
Shareholder Proposals for Next Annual Meeting
Other Matters
Annual Report
FIRST CITIZENS BANC CORP
SANDUSKY, OHIO
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 15, 2008
TO THE SHAREHOLDERS:
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER
MEETING TO BE HELD ON APRIL 15, 2008:
     The Proxy Statement and the Annual Report to security holders is available at www.proxydoc.com/fcza.
     Notice is hereby given that the annual meeting of the shareholders of First Citizens Banc Corp (the “Corporation”) will be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio, on Tuesday, April 15, 2008, at 10:00 a.m., E.D.T., for the purpose of considering and voting upon the following:
1.	To amend and restate the Corporation’s Code of Regulations to provide shareholders with the option to hold stock in uncertificated form, to clarify the manner of execution of stock certificates and to permit electronic book-entry transfer of stock.

2.	To elect seventeen (17) Directors to serve one-year terms expiring in 2009 and when their successors are elected and qualified.

3.	To approve the proposed fees for non-employee directors.

4.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.
     Only those shareholders of record at the close of business on March 3, 2008 will be entitled to notice of and to vote at the meeting.
     Included with this notice are a Proxy Statement and proxy. The Proxy Statement and the accompanying proxy will be sent to shareholders by mail on or about March 14, 2008. It will be appreciated if you will complete your proxy promptly as described in the Proxy Statement.
By Order of the Board of Directors
James E. McGookey, Secretary
First Citizens Banc Corp
March 14, 2008

FIRST CITIZENS BANC CORP
100 East Water Street, P. O. Box 5016
Sandusky, Ohio 44870
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 15, 2008
     The enclosed proxy is being solicited by the Board of Directors of First Citizens Banc Corp (the “Corporation”) for use at the annual meeting of shareholders of the Corporation to be held April 15, 2008, at 10:00 a.m., E.D.T. (and at any adjournments thereof), at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio.
     Shareholders may insure their representation by completing, signing, dating and promptly returning the enclosed form of proxy in the return envelope, which requires no postage if mailed in the United States. Alternately, shareholders holding shares registered directly with the Corporation’s transfer agent, Illinois Stock Transfer Company, may appoint proxies to vote electronically via the Internet or by using the toll-free telephone number given on the form of the proxy. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m. local time in Sandusky, Ohio, on April 13, 2008. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by those shareholders.
     The proxy may be revoked by a shareholder at any time before it is exercised by sending a written notice of revocation to the Secretary, First Citizens Banc Corp, 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870, by submitting a subsequently dated proxy or by revoking such proxy in open meeting. A shareholder may also change such shareholder’s vote by executing and returning to the Corporation a later-dated proxy, by a later-dated vote through the Internet site, by using the toll-free telephone number stated on the form of proxy, or by voting at the open meeting. In addition to the use of the mails, solicitation of proxies may be made by personal interviews and telephone by Directors and officers of the Corporation, who will not be additionally compensated for such services. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the stock held of record by such persons and will be reimbursed by the Corporation, upon request, for their out-of-pocket costs and clerical expenses incurred in connection with such solicitation. All other expenses for solicitation of proxies will be borne by the Corporation.
     The only class of stock of the Corporation presently outstanding is common stock with no par value. The total number of outstanding common shares at the close of business on March 3, 2008, the record date for determination of the shareholders entitled to vote at the meeting, was 7,707,917, and there are 7,602,039 common shares entitled to vote at the meeting. (As of the record date, the individuals entitled to the remaining shares had not exchanged stock in an acquired company for the shares in the Corporation.) A majority of the outstanding common shares represented in person or by proxy shall constitute a quorum at the Annual Meeting.
     Under the General Corporation Law of the State of Ohio, each shareholder will have cumulative voting rights in the election of Directors if any shareholder gives written notice to the President, Secretary or any Vice President of the Corporation (not less than forty-eight hours before the meeting if at least ten days notice of the meeting has been given) that the shareholder desires to cumulate votes in the election of Directors. Cumulative voting allows the shareholder to multiply the number of shares that he or she may be entitled to vote by the total number of Directors to be elected and to cast the entire number of such votes for one candidate or to distribute them among any two or more candidates. If a shareholder properly requests cumulative voting, the persons named in the accompanying proxy intend to vote the proxies they receive cumulatively allocating the votes among the nominees for Director as they deem best. For all other purposes each share is entitled to one vote.
     At the meeting, the shareholders will consider and vote upon the following: (i) the adoption of an amendment to the Code of Regulations concerning how stock ownership shall be represented, the execution of stock certificates and the manner of transfer of stock ownership and the restatement of the Code of Regulations to include those provisions; (ii) the election of seventeen (17) Directors of the Corporation; (iii) the proposed fees for non-employee Directors; and (iv) any other business that may be properly brought before the meeting or any adjournment thereof.
     The seventeen (17) nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Directors. Approval of the proposed fees for non-employee Directors requires the affirmative vote of a majority of shares eligible to vote. The affirmative vote of a majority of the outstanding shares of the Corporation will be required to approve the proposed amendment to the Code of Regulations and to adopt the amended and restated Code of Regulations. An abstention will be deemed to be present for the purpose of determining a quorum for the meeting, but will not be counted as voting for or against the issue to which it relates. As to Proposals 1 and 3, a broker non-vote has the same effect as a vote against the proposal, and as to Proposals 2 and 4, a broker non-vote is treated as not being present.

     The Corporation’s business is carried on primarily by its wholly-owned subsidiaries: The Citizens Banking Company, SCC Resources, Inc., First Citizens Insurance Agency, Inc. and Water Street Properties, Inc. (collectively the “Subsidiaries”).

PROPOSAL 1
AMENDMENT TO CODE OF REGULATIONS CONCERNING EVIDENCE AND TRANSFER OF
STOCK OWNERSHIP AND RESTATEMENT OF CODE OF REGULATIONS
     The Corporation’s current Code of Regulations provides that certificates for shares shall be issued to each shareholder in a form approved by the Board of Directors. The Regulations also describe the manner in which certificates shall be signed by officers of the Corporation and may be transferred on the Corporation’s books. The Corporation proposes that the Code be amended and restated to specifically provide shareholders with the option to hold stock in an uncertificated form pursuant to a Direct Registration System, to clarify the manner of execution of certificates and to allow electronic book-entry transfer of stock. The changes to the Code of Regulations regarding the evidence of shares and the manner of their transfer are intended to comply with the requirements of NASDAQ.
     The text of the proposed amendment is set forth in Annex A to this Proxy Statement and the following summary is subject to the attached text. Under the proposed amendment, shares of stock may be owned either in (i) certificate form in which a physical certificate is issued or (ii) uncertificated form in which shares are held in book-entry and no physical certificate is printed. A physical certificate would be issued to a shareholder upon the shareholder’s request. The certificate delivered by the Corporation shall be valid even if an officer whose signature appears on the Certificate does not hold the same office when the certificate is delivered. Depending upon whether the shares were in certificated or uncertificated form, transfers of shares could be accomplished by either (i) transfer of a stock certificate representing the shares, or (ii) electronic book-entry transfer pursuant to the Direct Registration System.
Vote Required
     The affirmative vote of the holders of a majority of the outstanding shares of the Corporation is required to adopt this amendment to the Code of Regulations. The Board of Directors of the Corporation recommends that shareholders vote “FOR” adoption of this amendment to the Code of Regulations. Unless otherwise indicated, the accompanying proxy will be voted in favor of approving this amendment to the Code of Regulations.
PROPOSAL 2
ELECTION OF DIRECTORS
Information Concerning Director Nominees
     The Code of Regulations of the Corporation provides that the number of Directors shall be not less than five (5) nor more than twenty-five (25), as from time to time shall be determined by Resolution of the Board of Directors of the Corporation. During 2007, the Corporation added three (3) additional Directors, Barry W. Boerger, Allen R. Maurice and Richard A. Weidrick as a result of its merger with Futura Banc Corp. The Board of Directors currently consists of 17 members. The terms of all of the Directors expire on the date of the annual meeting in 2008.
     The nominees named below will be elected to serve a one (1) year term expiring in 2009 and when their successors are elected and qualified. The proxies solicited hereby, unless directed to the contrary therein, will vote for the nominees named below and cannot be voted for a greater number of persons than the number of nominees named below. All of the nominees have expressed their willingness to serve. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director, but if for any reason any of these nominees should not be available or able to serve, the accompanying proxy will be voted by the persons acting under the proxy according to the best judgment of the persons named in the proxy. The Board of Directors recommends that shareholders vote “FOR” the nominees listed below.
     The following table lists the Directors of the Corporation, and their principal occupations or employment during the past five years and all positions held with the Corporation or any of the Subsidiaries, the year they first became Directors of the Corporation, and their age and the number of the Corporation’s common shares beneficially owned by them, as of March 3, 2008. The table also sets forth the beneficial ownership of each named executive officer and of all Directors and executive officers as a group as of March 3, 2008.

Name and principal occupation or
employment for the past five years;
positions held with the Corporation and its			Amount and
Subsidiaries, including present			Nature of
membership on committees and boards of			Beneficial	Percentage of Class	Term of Office
the Corporation and its Subsidiaries.	Director Since	Age	Ownership	(33)	Expires
Nominees:
John O. Bacon	2007	57	10,055	*	2008
President and CEO Mack Iron Works Company (1)(25)(29)
Laurence A. Bettcher	2005	68	43,600	*	2008
President, Bettcher Industries, Inc. (2)(21)(28)(29)
Barry W. Boerger	2007	58	6,701	*	2008
Self-Employed Farmer (3)(29)
Thomas A. Depler	2007	58	12,922	*	2008
Attorney, Poland, Depler & Shepherd Co., L.P.A. (4)(23)(26)(29)
Blythe A. Friedley	1998	58	86,950	1.13%	2008
President, Friedley Insurance Company Director, Union Banking Company (5)(21)(29)(31)
James D. Heckelman	2007	68	23,705	*	2008
President, Dan-Mar, Inc. (6)(23)(29)
Allen R. Maurice	2007	64	59,931	*	2008
Attorney, Wagner, Maurice, Davidson & Gilbert Co., L.P.A. (7)(29)
James O. Miller	2006	55	12,540	*	2008
President and CEO, First Citizens Banc Corp President and CEO, The Citizens Banking Company Chairman, The Citizens Banking Company (8)(21)(29)(30)(31)(32)
W. Patrick Murray	1983	67	146,500	1.90%	2008
Attorney, Murray & Murray Attorneys at Law (9)(23)(27)(29)
Allen R. Nickles	2003	58	2,600	*	2008
Certified Public Accountant, Partner, Payne Nickles & Company (10)(21)(25)(29)
John P. Pheiffer	2007	53	103,322	1.34%	2008
President, Sandusky Bay Development (11)(25)(29)

Name and principal occupation or
employment for the past five years;
positions held with the Corporation and its			Amount and
Subsidiaries, including present			Nature of
membership on committees and boards of			Beneficial	Percentage of Class	Term of Office
the Corporation and its Subsidiaries.	Director Since	Age	Ownership	(33)	Expires
J. William Springer	2007	65	100	*	2008
President & CEO, Industrial Nut Corp. (12)(23)(27)(29)
David A. Voight	1989	66	19,083	*	2008
President, First Citizens Banc Corp until December 2007 Chairman , The Citizens Banking Company until December, 2007 Chairman, First Citizens Banc Corp (13)(21)(29)(30)(31)(32)
Richard A. Weidrick	2007	43	4,415	*	2008
Owner, Weidrick, Livesay, Mitchell & Burge LLC (14)(29)
Daniel J. White	2002	58	1,294	*	2008
International Business Consultant Retired President, Geotrac (15)(22)(25)(29)
J. George Williams	2005	70	36,650	*	2008
Owner, Secretary/Treasurer
W & W Farms and Thousand
Oaks Farms, Inc.
Chairman, FNB Financial
Corporation until October,
2004 and Chairman, First
National Bank of Shelby until
October, 2004
(16)(24)(27)(29)

Gerald B. Wurm	2007	52	21,510	*	2008
President, Wurm’s Woodworking Co. (17)(21)(27)(29)
Non-Director Named Executive Officers and Directors and Executive Officers as a Group
Richard J. Dutton		45	500	*
Senior Vice President, First Citizens Banc Corp
Todd A. Michel		43	6,420	*
Senior Vice President, Controller, Financial Operations, First Citizens Banc Corp (18)
James E. McGookey		57	985	*
Senior Vice President, General Counsel, Secretary, First Citizens Banc Corp (19)(30)(31)(32)
Charles C. Riesterer		53	6,410	*
Senior Vice President, Lending First Citizens Banc Corp (20)
Directors and Executive Officers as a Group (21 people)			606,193	7.86%

(1)	6,981 shares held by John O. Bacon Trust; 1,784 shares held by John L. Bacon Trust; 1,290 shares held by John O. Bacon IRAs.

(2)	41,550 shares held by Laurence A. Bettcher IRAs; 2,050 shares held by Sandusky Bay Company, Ltd., a limited liability company owned by Laurence A. Bettcher.

(3)	5,921 shares held by Barry W. Boerger Trust; 780 shares held by Judith A. Boerger Trust, spouse of Barry W. Boerger.

(4)	12,401 shares held by Thomas A. Depler Trust; 393 shares held by Thomas A. Depler and Nancy S. Depler, spouse of Thomas A. Depler; 128 shares held by Depler Trust.

(5)	60,932 shares held by Blythe A. Friedley Trust; 4,766 shares held by Arlene M. Friedley Trust; 21,252 shares held by Arlene M. Friedley CRUT Trust.

(6)	8,722 shares held by James D. Heckelman, 2,335 shares held in James D. Heckelman IRA; 8,722 shares held by Margaret F. Heckelman, spouse of James D. Heckelman; 2,335 shares held by Margaret F. Heckelman IRA; 1,591 shares held by James D. Heckelman and Margaret F. Heckelman Trust.

(7)	1,641 shares owned by Allen R. Maurice; 450 shares owned by Susan C. Maurice, spouse of Allen R. Maurice; 2,875 shares held by Allen R. Maurice IRA; 54,965 shares held in Wagner, Maurice, Davidson, Gilbert Co. Profit Sharing Trust FBO Allen R. Maurice

(8)	460 shares held by James O. Miller IRA; 3,300 shares held by Martha M. Miller IRA, spouse of James O. Miller; 480 shares owned by the children of James O. Miller. Also includes 8,300 currently exercisable options.

(9)	6,700 shares held by W. Patrick Murray Trust; 31,300 shares held by W. Patrick Murray IRA; 108,500 shares held by Louise Murray Trust, spouse of W. Patrick Murray.

(10)	1,000 shares held by Allen R. Nickles IRA; 600 shares owned by Diane Nickles, spouse of Allen R. Nickles; 500 shares held by Diane Nickles IRA; 500 shares owned by child of Allen R. Nickles.

(11)	6,245 shares held by John P. Pheiffer IRA: 9,299 shares owned by John P. Pheiffer; 3,451 shares held by P. Pheiffer Trust; 22,419 shares held by C. Pheiffer Trust; 61,908 shares held by Dorn Trust.

(12)	100 shares held by John W. Springer Trust

(13)	9,583 shares held by David A. Voight Trust. Also includes 9,500 currently exercisable options.

(14)	2,857 shares held by Richard A. Weidrick IRA; 1,324 shares held by Linda Weidrick IRA, spouse of Richard A. Weidrick; 234 shares owned by children of Richard A. Weidrick.

(15)	706 shares owned by Daniel J. White; 588 shares held by Daniel J. White IRA.

(16)	34,000 shares held by J. George Williams Trust; 1,500 shares owned by J. George Williams; 1,150 shares owned by Doris Williams, spouse of J. George Williams.

(17)	18,963 shares held by Gerald B. Wurm Trust; 883 shares held under the Stefanie E. Wurm Trust; 564 shares held under the Valerie N. Wurm Trust; 1,100 shares owned by the grandchildren of Gerald B. Wurm.

(18)	20 shares held by Todd A. Michel and Lynn A. Michel Trust, spouse of Todd A. Michel. Also includes 6,400 currently exercisable options.

(19)	985 shares held by James E. McGookey IRA.

(20)	Includes 6,400 currently exercisable options.

(21)	Member of Asset-Liability Committee.

(22)	Alternate Member of Asset-Liability Committee.

(23)	Member of Nominating and Corporate Governance Committee.

(24)	Alternate Member of Nominating and Corporate Governance Committee.

(25)	Member of Audit Committee.

(26)	Alternate Member of Audit Committee.

(27)	Member of Compensation, Benefits and Liability Committee.

(28)	Alternate Member of Compensation, Benefits and Liability Committee.

(29)	Member of Board of Directors of The Citizens Banking Company.

(30)	Member of Board of Directors of SCC Resources, Inc.

(31)	Member of Board of Directors of First Citizens Insurance Agency, Inc.

(32)	Member of Board of Directors of Water Street Properties, Inc.

(33)	* Indicates less than 1% beneficial ownership.
Boards and Committees
     It is the policy of the Corporation that its Directors also serve as Directors of certain of its Subsidiaries. The Board of the Corporation met 13 times in 2007. All Directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. Ten of the 11 individuals who were directors at the time attended the 2007 Annual Meeting. The Corporation does not have a policy with regard to Board members’ attendance at annual meetings. The Corporation has determined that all Directors, except David A. Voight and James O. Miller, are “independent” under the listing standards of NASDAQ.

In making its determination concerning the independence of its Directors, the Corporation considered that it has engaged W. Patrick Murray to act as an attorney on its behalf to defend one lawsuit filed against the Corporation. It also considered that John O. Bacon is the president of a company which sells fabricated metal products that, on rare occasions, the Corporation has purchased for the maintenance of its facilities and that Mr. Bacon is vice-chairperson of a non-profit regional medical facility that provides services to employees of the Corporation and to which the Corporation has made past donations.
     The Board of the Corporation has the following standing committees: Asset-Liability Committee, Nominating and Corporate Governance Committee (“Nominating Committee”), Audit Committee, and Compensation, Benefits and Liability Committee. The members of each of these committees are indicated by footnotes in the table of Directors on pages 5-7. All members of the Audit Committee are “independent” under the listing standards of the NASDAQ. All members of the Nominating Committee and the Compensation, Benefits and Liability Company are also “independent” under the listing standards of the NASDAQ. The Asset-Liability Committee met 5 times in 2007; the Nominating Committee met 3 times in 2007; the Audit Committee met 4 times in 2007; and the Compensation, Benefits, and Liability Committee met 1 time in 2007.
     The Asset-Liability Committee establishes and monitors the volume and mix of the subsidiary bank’s assets and funding sources in an effort to assist in managing and maintaining the subsidiary bank’s profits. The Compensation, Benefits and Liability Committee recommends compensation for executive officers and annual budgetary levels for employee compensation and benefits; reviews and establishes the policies for all benefit programs for the Corporation and its Subsidiaries; reviews and recommends the affirmative action program for the Corporation and its Subsidiaries; and reviews and makes recommendations for benefit insurance programs of the Corporation and its Subsidiaries. The Compensation, Benefits and Liability Committee does not presently have a charter.
     The Corporation has a standing Nominating Committee. The Nominating Committee recommends to the Corporation’s Board of Directors the names of those persons to be proposed for election as Directors of the Corporation at its Annual Meeting and is responsible for reviewing and establishing corporate governance policies and programs. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of this charter is posted on the Corporation’s website and may be viewed at www.fcza.com. The Corporation has not adopted a formal policy with regard to consideration of any director candidates recommended by security holders which is deemed appropriate because the Nominating Committee considers all recommendations for candidates from any source. Any shareholder recommendations, including recommendations as to Director candidates, to be considered by the Nominating Committee should be sent in writing to it in care of the Corporation’s Secretary at 100 East Water Street, Sandusky, Ohio 44870. The Nominating Committee has adopted criteria for evaluating Director candidates and existing Directors, but it has not established specific, minimum qualifications that must be met by any nominee or any specific qualities or skills that are necessary for a Director to possess. The Nominating Committee identifies nominees by considering and retaining the recommendations from all sources and evaluates them by applying the criteria that it has adopted. These criteria include relevant business and employment experience, experience on other boards, relevant special knowledge, independence, personal characteristics, financial sophistication, time availability, diversity, character and ethics, and any financial interest in the organization.
     The Audit Committee receives and reviews on a regular basis the internal audits of the Corporation and its Subsidiaries and reviews the drafts of the Corporation’s financial statements received by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which is posted on the Corporation’s website and may be viewed at www.fcza.com. The Board of Directors has determined that the Corporation has at least one audit committee financial expert. The financial expert is Allen R. Nickles, who is “independent” under the listing standards of the NASDAQ.
PROPOSAL 3
APPROVAL OF DIRECTOR FEES FOR NON-EMPLOYEE DIRECTORS
     The non-employee Directors receive a fee for attending Board and committee meetings. In accordance with the Corporation’s Code of Regulations, any fees paid to Directors for attendance at Board meetings must be approved by the shareholders. The Board sets the fees for attendance at committee meetings. The Board has approved a proposal for presentation to the shareholders that, during 2008, non-employee Directors be paid $600.00 per Board of Directors meeting attended, except there will be no fee paid to those Directors who are also Directors of The Citizens Banking Company when such meeting immediately follows or precedes a meeting of the Board of Directors of the Corporation and no fee paid for attendance at a meeting by telephone if the Director has attended more than three (3) previous meetings by telephone. The Corporation’s Nominating and Corporate Governance Committee recommended to the Board the proposed fees after considering information from Crowe Chizek and Company, LLC, America’s Community Bankers and Community Bankers Association of Ohio concerning the fees paid at comparable institutions. The Corporation’s Nominating and Corporate Governance Committee has recommended to the Board that the fee paid to a Director for attendance at each committee meeting remain $250.00 during 2008. The Board believes that the proposed fees are competitive with the fees paid by other financial holding companies in our markets and will ensure that we attract and retain qualified Board members.
     The following table shows the amount of fees that would have been received for attendance at Board meetings during 2007 if the proposed 2008 Board meeting fee structure had been in place for 2007:

Name and Position	Dollar Value
Non-Executive Director Group	$83,400	(1)

(1)	The amount does not include fees received for attendance at Committee meetings, and the amount of Board meeting fees to be paid to the group in 2008 may differ from the amount that would have been paid in 2007, including for the reasons that follow. The amount above is based upon the Directors’ attendance at 2007 Board meetings, but the 2008 fees will be based on attendance at Board meetings in 2008. Also, the number of non-employee Directors fluctuated between 9 and 15 during 2007. If all nominees are elected at the meeting, the Board will have 16 non-employee Directors for 2008, and the total fee amount may be higher given that the group will include more Directors than in 2007.
The Board of Directors recommends that you vote “FOR” the proposed fees for non-employee Directors.
2007 Compensation of Directors
     During 2007, the non-employee Directors of the Corporation and each of its Subsidiaries received a Director’s fee at the rate of $500.00 per Board of Directors meeting attended, except there was no fee paid to those Directors who were also Directors of The Citizens Banking Company when such meeting immediately followed or preceded a meeting of the Board of Directors of the Corporation. During 2007, the Directors of the Corporation received $250.00 per committee meeting attended. Directors who are also officers of the Corporation and/or the Subsidiaries do not receive any compensation as Directors or for attendance at any committee meetings.
DIRECTOR COMPENSATION TABLE FOR 2007

		Change in
		Nonqualified
		Deferred
	Fees Earned or Paid	Compensation	Total
Name	in Cash	Earnings	($)
Barry W. Boerger	$500		$500
Allen R. Maurice Richard A. Weidrick
Daniel J. White	$6,500		$6,500
J. William Springer	$7,750		$7,750
W. Patrick Murray	$8,000		$8,000
Laurence A. Bettcher	$9,500		$9,500
Gerald B. Wurm	$9,750		$9,750
Thomas A. Depler	$10,000		$10,000
J. George Williams
John O. Bacon	$10,250		$10,250
Blythe A. Friedley
Allen R. Nickles	$11,750		$11,750
James D. Heckelman	$13,000		$13,000
John P. Pheiffer
The Corporation and each of its Subsidiaries have adopted a non-qualified Deferred Compensation Plan for each non-employee Director. Pursuant to each such plan, a Director may defer any or all of the Director fees or committee fees earned by such Director during a particular calendar year. During 2007, three Directors, Laurence A. Bettcher, Blythe A. Friedley and Allen R. Nickles, elected to defer a portion of their Director fees and/or committee fees earned as Directors of First Citizens Banc Corp.
     The Corporation has one Equity Compensation Plan approved by the Corporation’s shareholders. Specified officers are eligible under the plan, but Directors are not eligible. Additional information concerning the plan is provided in this proxy under the heading “First Citizens Banc Corp Stock Option and Stock Appreciation Rights Plan”.
Equity Compensation Plan Information
     The following table sets forth information concerning common shares authorized or available for issuance under the Corporation’s Stock Option and Stock Appreciation Rights Plan as of December 31, 2007.

			Number of securities
			remaining
	Number of securities to		available for future issuance
	be issued upon exercise of	Weighted-average exercise	under equity compensation
	outstanding options,	price of outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans Approved by security holders	0	25.44	186,000 (1)
Equity compensation plans not approved by security holders	0	0	0

Total	0	25.44	186,000 (1)

(1)	The number of securities available under the plan is subject to adjustment under specified circumstances, including the issuance of additional shares in mergers. No adjustments have been made to date.
Transactions with Directors, Officers and Associates
     The Subsidiary of the Corporation that is a bank has had and expects to have banking transactions in the ordinary course of business with Directors, officers and principal shareholders of the Corporation, and associates of such persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and that do not involve more than normal risk of collectibility or present other unfavorable features. The Corporation and its banking Subsidiary also have had and expect to have transactions in the ordinary course of business with their Directors, officers, principal shareholders, and their associates, on the same terms as those prevailing at the same time for comparable transactions with others. All such loans presently outstanding to Directors and executive officers, including their immediate families and companies in which they are executive officers, are performing loans.
     The Corporation, together with its Subsidiaries, has retained the law firm of Wickens, Herzer, Panza, Cook & Batista Co. to perform certain legal services in the past. During 2007, the Corporation, together with its Subsidiaries, paid Wickens, Herzer, Panza, Cook & Batista Co. the sum of $129,303.85. In 2007, the brother of James E. McGookey, Senior Vice-President and General Counsel of the Corporation, was a shareholder in that law firm. Mr. McGookey was a shareholder of a predecessor to that law firm when hired by the Corporation, and the Board is aware of the relationship between Mr. McGookey and the firm.
     Each officer and Director is expected to bring any relationship or transaction with the Corporation in which he or she has a direct or indirect interest to the attention of the Board or Nominating Committee, other than in connection with the types of ordinary course transactions discussed above. While specific review or approval procedures for related person transactions are not in writing, NASDAQ rules require the Corporation’s Audit Committee or other body of independent Directors to conduct appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis. In addition, one of the basic principles of the Corporation’s Code of Conduct is the avoidance of conflicts between personal interests and the interests of the Corporation, or even the appearance of such conflicts. Therefore, when the Nominating Committee becomes aware that a transaction presents a possible conflict, it considers the transaction including, among other things, whether the transaction impacts the independence of any independent Board member, whether the related person’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.
Section 16(a) Beneficial Ownership Reporting Compliance
     Under the federal securities laws, the Corporation’s Directors, executive officers and any persons holding more than ten percent (10%) of the Corporation’s stock are required to report their initial ownership of the Corporation’s common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. In 2007, John O. Bacon, Gerald B. Wurm and James O. Miller each had one late Form 4 filing, each of which reported one stock transaction. James L. Nabors, II, a senior vice president of The Citizens Banking Company, also had one late filing of Form 4 which reported one transaction in 2007. In making these disclosures, the Corporation has relied solely on written representations of its Directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission.

Code of Ethics
     The Corporation has a Code of Conduct (Ethics) applicable to all of its Directors, officers and employees, including its principal executive officer and its principal financial officer. The Corporation has not granted waivers to any Director or executive officer. A copy of the Code of Conduct (Ethics) is posted on the Corporation’s website and may be reviewed at www.fcza.com.
Communication with Board
     There is a process for security holders to send communications to the Corporation’s Board of Directors. Security holders can send communications to the Board or to a specified Director by mailing the communication to James E. McGookey, Senior Vice President and General Counsel, at 100 East Water Street, Sandusky, Ohio 44870. All such communications will be relayed as requested.
Principal Independent Accountants
     Crowe Chizek and Company LLC (“Crowe”) served as the Corporation’s principal independent accountants during 2006 and 2007. The Corporation’s Audit Committee has not acted to select an independent accountant for 2008. Historically, it would designate the independent accountant by its next meeting in May. The Audit Committee pre-approves all services to be rendered by Crowe and the fees for such services. Proposals submitted by Crowe are presented to and acted upon at meetings of the Committee. Crowe billed the aggregate fees shown below for audit services, audit related services, tax services and other services rendered to the Corporation and its subsidiaries for the years 2006 and 2007. Representatives of Crowe are expected to be present at the annual meeting. They are expected to be available to respond to appropriate questions and may make a statement if they desire to do so.

	2006	2007
Audit Fees (1)	$211,200	$214,000
Audit Related Fees (2)	$22,120	$55,000
Tax Fees (3)	$25,600	$27,700
All Other Fees (4)	$5,275	$17,649

	$264,195	$314,349

(1)	Includes fees related to the consolidated financial audit for the Corporation, including quarterly reviews, review of Forms 10-Q and 10-K, attestation of management reports on internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 and the FHLB Collateral opinion for both 2007 and 2006 and issuance of the consent relating to the tender offer filing for 2006.

(2)	Includes fees related to the audit of the 401(k) Plan and Pension Plan, 2007 also includes procedures related to the filing of the Form S-4 in relation to the Futura Banc Corp acquisition.

(3)	Includes fees for services performed related to the preparation of various federal, state and local income tax returns, tax planning and review of new accounting guidance consultations.

(4)	Includes fees for compliance services including Trust services for 2007. Fees also include education and software provided for Corporation’s compliance with Section 404 and the Sarbanes-Oxley Act of 2002.
     The Committee has been provided with information regarding the services provided by Crowe and has considered the compatibility of such services with maintaining the auditors’ independence. All of the services were approved by the Committee.
Audit Committee Report
     The Corporation’s Audit Committee has reviewed and discussed with management and with Crowe, the Corporation’s independent auditing firm, the audited financial statements of the Corporation for the year ended December 31, 2007. In addition, the Committee has discussed with Crowe the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     The Committee also has received the written disclosures and the letter from Crowe required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with Crowe its independence from the Corporation.

     Based on the foregoing discussions and reviews, the Audit Committee has recommended to the Corporation’s Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.
Respectfully submitted,
The Audit Committee
Allen R. Nickles, Chairman
John O. Bacon
John P. Pheiffer
Daniel J. White
EXECUTIVE OFFICERS OF THE CORPORATION
     The following table sets forth the names and ages of all current executive officers of the Corporation, all positions and offices held with the Corporation and terms of such positions and offices.

NAME	AGE	POSITION
James O. Miller	55	President and Chief Executive Officer of the Corporation since 2007
		Chairman of The Board of The Citizens Banking Company since 2007
		Executive Vice President of the Corporation from 1998 until 2007
		Senior Vice President/Controller of the Corporation from 1994 to 1997
		Chief Executive Officer of The Citizens Banking Company since 2005
		President of The Citizens Banking Company since 2002
		Executive Vice President of The Citizens Banking Company from 1998 to 2002
		Senior Vice President of The Citizens Banking Company from 1996 to 1998
		Senior Vice President/Controller of The Citizens Banking Company from 1992 to 1995
		Director of the Corporation since 2006
		Director of The Citizens Banking Company since 2000
		Director of First Citizens Insurance Agency, Inc. since 2005
		Director of SCC Resources, Inc. since 2005
		Director of Water Street Properties, Inc. since 2003
Charles C. Riesterer	53	Senior Vice President of the Corporation since 1998
		Executive Vice President of The Citizens Banking Company since 2005
		Senior Vice President of The Citizens Banking Company from 1998 to 2005
		Vice President of The Citizens Banking Company from 1992 to 1998
		Asst. Vice President of The Citizens Banking Company from 1987 to 1991
Richard J. Dutton	45	Senior Vice President of the Corporation since 2006
		Executive Vice President of The Citizens Banking Company since 2006
		Vice President and Treasurer of Peoples Ohio Financial Corp. from 2002 to 2006
		Partner in charge of Kentucky/Southern Indiana Financial Institution
		Practice, BKD, LLP prior to 2002
Todd A. Michel	43	Senior Vice President/Controller of the Corporation since 2000
		Senior Vice President/Controller of The Citizens Banking Company since 1999
		Vice President/Controller of The Citizens Banking Company from 1998 to 1999
		Vice President/Controller of the Corporation from 1998 to 2000
		Controller of The Citizens Banking Company from 1996 to 1998
James E. McGookey	57	Senior Vice President and General Counsel of the Corporation since 2002
		Secretary of the Corporation since 2007
		Senior Vice President of The Citizens Banking Company since 2002
		Director of Water Street Properties, Inc. since 2003
		Director of First Citizens Insurance Agency, Inc. since 2003
		Director of SCC Resources, Inc. since 2004

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Objectives
     The objective of the Corporation’s compensation programs is to fairly compensate the executive officers in light of their individual performances and their contributions to the performance of the Corporation, thereby aligning executives’ incentives with shareholder value creation. The compensation philosophy is designed to reward effort and achievement by the officers and provide them with compensation targeted at market competitive levels. There are four elements to the compensation programs that the Corporation uses-the officer’s base salary, the company’s retirement plans, the First Citizens Banc Corp Stock Option and Stock Appreciation Rights Plan and certain change of control agreements. The Corporation believes that, by setting and adjusting these elements, it has the flexibility to offer appropriate incentives to its executive officers.
Compensation Components
     Base Salary
     The Corporation chooses to use a base salary as the primary element of its officers’ compensation. An officer’s base salary is reflective of
(1)	the size and complexity of the organization,

(2)	peer comparisons of base salaries for similar organizations, similar markets and similar performance,

(3)	the ability of the officers to implement and achieve the long term goals of the Corporation,

(4)	the ability of the officers to develop and maintain a team of qualified managers for the day-to-day operations, the management of risks, future planning and succession, and

(5)	the performance and current budget of the Corporation.
In setting an officer’s base salary, the Corporation considers parameters set by its size and complexity and the salaries offered by peers. Some of the resources used to compare the cash compensation offered by peers were America’s Community Bankers Compensation Survey, Bank Administration Institute Bank Cash Compensation Survey and Crowe Chizek Financial Institutions Survey. The results of such peer comparisons were significant factors in adjustments to officers’ salaries. It also considers the success of the Corporation as measured by its results compared to previous years in determining the overall adjustments to officers’ salaries. It adjusts the specific salaries to reflect the contributions of the manager to the Corporation’s operations and the accomplishment of its long term goals. Based on a review of the broad databases and other publicly available information, the Corporation believes that its executive compensation is in line with its compensation philosophy.
     The Board of Directors, after considering recommendations from its Compensation, Benefits and Liability Committee (the “Compensation Committee”), establishes a range for the salaries of all executive officers. The President determines the salaries of the other executive officers considering the ranges set. During 2007, the Executive Vice President was also involved in this determination. The Compensation Committee also presents to the Board of Directors a recommendation concerning the salary of the President (and, in 2007, the Executive Vice President), and the Board determines the specific salary of that officer without his involvement.
     Employee Benefit Plans
     As an element of long-term compensation, the Corporation maintains a defined benefit pension plan for all of its employees who were participants as of December 31, 2006. It also sponsors a 401(k) plan and matches (subject to limits) employees’ contributions to the plan. The amount contributed on behalf of the executive officers is determined in accordance with the provisions of the plans applicable to all employees. Executive officers participate in the same health and welfare plans (medical, dental, prescription, health and/or dependent care flexible spending and life and long-term disability insurance) that are available to all employees of similar age and years of service. The Corporation expects these plans to promote longevity with the Corporation and discourage turnover among its executive officers and other employees. The plans are further discussed in the narratives to the tables that follow.
     Stock Option and Stock Appreciation Rights Plan
     The Corporation has, in the past, used its Stock Option and Stock Appreciation Rights Plan as an element of the compensation for executive officers. The long-term compensation provided by the plan was intended to further align the interest of its executive officers with those of its shareholders. Stock options were granted to executive officers based upon their contributions to the results of the Corporation. The Board of Directors made the specific award of options in 2002 and 2003 based upon recommendations initiated from a subcommittee of the Compensation Committee. Several of the executive officers hold vested unexercised options as set forth in the Outstanding Equity Awards at Fiscal Year-End Table. However, consistent with the efforts to control expenses, no stock options were granted in 2006 or 2007.
     Change of Control Agreements
     The Corporation recognizes that change of control agreements can help it to attract and keep talented executives and can minimize the impact on key executives of a job loss due to a change of control. In the event that a transaction that would lead to a change of control is proposed, such agreements can help assure that the executives analyze the transaction without undue focus on its effect upon them personally. In addition, if a transaction would occur, change of control agreements can encourage key executives to stay and help accomplish a smooth transition. As a result, the Board believes that offering such agreements to certain executives who are important to the Corporation’s operation and would likely lose their jobs as the result of a change of control is in the best interests of the shareholders of the Corporation, and it has offered them to selected executive officers of the Corporation or its Subsidiaries who satisfy this criteria.
2007 SUMMARY COMPENSATION TABLE
     Under rules established by the Securities and Exchange Commission (the “SEC”), the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation’s Chief Executive Officer, the principal financial officer and, if applicable, the three other most highly compensated Executive Officers whose compensation exceeded $100,000 during the Corporation’s fiscal year. The disclosure requirements, as applied to the Corporation, include the Corporation’s President and Chief Executive Officer during most of 2007, Mr. David A. Voight, the Corporation’s Controller, Mr. Todd A. Michel, the Corporation’s current President and Chief Executive Officer, Mr. James O. Miller, the Corporation’s Senior Vice President, Richard J. Dutton, the Corporation’s Senior Vice President, Secretary and General Counsel, Mr. James E. McGookey and the Corporation’s Senior Vice President, Mr. Charles C. Riesterer. These individuals are referred to in this proxy statement as the “named executive officers”.
     The following table sets forth information as to the cash compensation paid or accrued by the Corporation or the Subsidiaries during 2007 and, where required, during 2006 and 2005:

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
					Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	Salary ($)		Bonus ($)	($)	($)	($)	($)(1)	($)(2)	($)
David A. Voight	2007	$255,000		$0	$0	$0	$0	$237,974	$3,825	$496,799
President and CEO (3)	2006	$240,000		$0	$0	$0	$0	$149,657	$3,219	$392,876
	2005	$230,125		$0	$0	$0	$0	$131,030	$3,413	$364,568

Todd A. Michel	2007	$107,000		$0	$0	$0	$0	$18,176	$1,605	$126,781
Sr. Vice President/	2006	$95,000		$0	$0	$0	$0	$19,526	$1,425	$115,951
Controller	2005	$95,125		$0	$0	$0	$0	$17,876	$1,427	$114,428

James O. Miller	2007	$210,000	(5)	$0	$0	$0	$0	$96,294	$2,175	$308,469
Exec. Vice President,	2006	$195,000		$0	$0	$0	$0	$82,022	$2,175	$279,197
President and CEO,	2005	$175,125		$0	$0	$0	$0	$60,732	$1,877	$237,734
The Citizens Banking Company (4)

Richard J. Dutton	2007	$155,000		$0	$0	$0	$0	$0	$2,325	$157,325
Sr. Vice President

James E. McGookey	2007	$150,500		$0	$0	$0	$0	$23,157	$2,257	$175,914
Sr. Vice President/	2006	$145,000		$0	$0	$0	$0	$21,841	$2,175	$169,016
General Counsel	2005	$145,525		$0	$0	$0	$0	$32,829	$2,183	$180,537

Charles C. Riesterer	2007	$135,000		$0	$0	$0	$0	$56,790	$2,025	$193,815
Sr. Vice President	2006	$117,500		$0	$0	$0	$0	$57,579	$1,763	$176,842
	2005	$115,125		$0	$0	$0	$0	$43,129	$1,727	$159,981

(1)	Represents the aggregate change in actuarial present value of the officer’s accumulated benefits under the Corporation’s pension plan. There were no above-market or preferential earnings on non-qualified deferred compensation in 2005, 2006 or 2007.

(2)	Represents matching contributions by the Corporation to the 401(k) plan.

(3)	Mr. Voight resigned from his positions as President and CEO effective December 18, 2007 and retired on December 31, 2007.

(4)	Mr. Miller assumed the positions of President and CEO of the Corporation effective December 18, 2007.

(5)	Includes amounts deferred under the Corporation’s Deferred Compensation Plan and reflected as Nonqualified Deferred Compensation for 2007 Table.
     The Corporation had an employment agreement with Mr. McGookey that provided for a minimum salary of $135,000. The five-year term of the employment agreement expired in December, 2007.
Defined Contribution Plan
     The Corporation maintains a tax-qualified defined contribution plan/401(k) for its employees. The plan has been adopted by each of the Subsidiaries of the Corporation. Effective January 1, 2002, all employees who have completed three months of service are eligible to participate in the plan. Subject to limitations established by the Internal Revenue Code, employees may defer up to 100 percent of annual compensation. The 2007 limit is $15,500; it will be increased in future years for cost of living changes. In 2007, the catch-up provision permits participants age 50 or older to increase their pre-tax salary deferral limit by $5,000. The Corporation may make a matching contribution for all participants who have elected to make salary deferral contributions. The amount of the matching contributions, if any, will be determined each plan year and announced to all participants. The amount of matching contribution for the years 2007, 2006, 2005, 2004 and 2003 was 25 percent of the salary deferred on the first 6 percent deferred. The Internal Revenue Code places a limit on the amount of salary deferred contributions and matching contributions on those employees classed as “highly compensated”. Contributions and matching contributions for highly compensated employees will be limited to an amount that enables the plan to meet certain non-discrimination testing. Matching contributions by the Corporation to the named executive officers are set forth in the All Other Compensation column of the Summary Compensation Table.
Defined Benefit Pension Plan
     The Corporation maintains a tax-qualified non-contributory defined benefit pension plan for its employees who were participants as of December 31, 2006. The plan was adopted by each Subsidiary of the Corporation. All employees who had attained age 20-1/2 and had completed at least six months of service were eligible to participate in the plan. The monthly pension benefit payable to an employee at normal retirement age (age 65) will be equal to 1.40 percent of the highest five-year average monthly compensation and multiplied by total years of service, plus 0.65 percent of average monthly compensation in excess of the Social Security covered compensation amount multiplied by years of service to a maximum of 35 years of service with the Corporation or its subsidiaries. For this purpose, an employee’s final average compensation is equal to the average of the monthly compensation paid to such employee during the period of five consecutive years of service prior to retirement which results in the highest average compensation. The compensation taken into account includes all cash compensation paid. The monthly pension benefit calculated under this formula is not subject to any offset or reduction for the employee’s Social Security benefit, but is subject to the annual benefit limitation established by the Internal Revenue Code.
     Under the plan, employees are eligible to retire and receive monthly benefits under the pension plan at age 65. In addition, employees may elect to begin receiving reduced benefits at an earlier age if they qualify for early retirement by attaining age 55. James O. Miller and James E. McGookey are currently eligible for early retirement under the plan. If either of them retired early, he would be entitled to receive his accrued benefits upon his normal retirement date. Alternatively, upon his election, he would be entitled to receive prior to his normal retirement date an actuarial equivalent of his accrued benefits, subject to restrictions of the Internal Revenue Service. Pension benefits will generally be paid either as joint and survivor annuities or single life annuities, provided that participating employees who obtain their spouse’s consent may elect to receive their benefits in one of several other optional forms of benefit, including a lump sum distribution of the present value of the benefit.
     During 2006, the Corporation amended the plan to provide that no employee shall become a participant in the plan after December 31, 2006 and the benefits paid by the plan will be offset by the profit sharing source of the Corporation’s defined contribution plan. The change was made to limit the Corporation’s potential liability under the plan.
PENSION BENEFITS FOR 2007

				Payments
			Present Value of	During Last
		Number of Years	Accumulated	Fiscal Year
Name	Plan Name	Credited Service (#)	Benefit ($)	($)
David A. Voight	Pension Plan for Employees of First Citizens Banc Corp and Its Affiliates	22	-0-	$1,049,972
Todd A. Michel	Pension Plan for Employees of First Citizens Banc Corp and Its Affiliates	22	$104,872	-0-
Richard J. Dutton	N/A	N/A	N/A	N/A
James O. Miller	Pension Plan for Employees of First Citizens Banc Corp and Its Affiliates	21	$425,999	-0-
James E. McGookey	Pension Plan for Employees of First Citizens Banc Corp and Its Affiliates	5	$77,827	-0-
Charles C. Riesterer	Pension Plan for Employees of First Citizens Banc Corp and Its Affiliates	31	$296,163	-0-
The present value of accumulated benefit was calculated using the 1994 GAR mortality table. The calculations used the required interest rate for the 2007 plan year, 4.69%.
     Mr. Voight retired as of December 31, 2007, and his entire benefit was paid in a lump sum. Mr. Miller had twenty-one years of service as of December 31, 2007 and a five year average covered compensation of $178,048. Mr. McGookey had five years service as of December 31, 2007 and had a five year average covered compensation of $142,969. As of December 31, 2007, Mr. Riesterer had thirty-one years of service and a five year average covered compensation of $111,536 and Mr. Michel had twenty-two years of service and a five year average covered compensation of $94,624. Richard J. Dutton did not become a participant in the plan by December 31, 2006 and is not entitled to benefits under it.
Nonqualified Deferred Compensation for 2007
     The following table provides information regarding amounts accrued by the named executive officers in the Corporation’s Deferred Compensation Plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year -End
Name	($) (1)	($)	($)	($)	($)
James O. Miller	$65,000	-0-	$10,837	-0-	$281,312

(1)	The entire amount is reported as salary on the Summary Compensation Table.
The Plan allows an eligible employee to defer receipt of compensation to which the employee would be entitled. The amount deferred is credited with interest at a rate equal to the five-year United States Treasury Constant Maturity rate published by the Federal Reserve and adjusted monthly. The amount accrued will be distributed to the employee based upon an election made by the employee, subject to limits set by the Plan.
First Citizens Banc Corp Stock Option and Stock Appreciation Rights Plan
     On April 18, 2000, the shareholders of the Corporation approved the First Citizens Banc Corp Stock Option and Stock Appreciation Rights Plan (the “Equity Plan”), which provides for discretionary grants of incentive stock options (under Internal Revenue Code Section 422), nonqualified stock options, and stock appreciation rights to certain executive employees. The Equity Plan is administered by the Compensation, Benefits and Liability Committee of the Corporation’s Board of Directors, and provides that the exercise price of options granted hereunder shall not be less than the fair market value of the outstanding shares of the Corporation on the date the options are granted.
     The Corporation did not grant options to named executives during 2007 and none of the named executive officers exercised any options in 2007.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2007
     The following table provides information concerning the outstanding equity awards held by the named executive officers at the end of 2007.

	Number of
	Securities
	Underlying
	Unexercised
	Options (#)	Option Exercise	Option Expiration
Name	Exercisable	Price ($)	Date
	6,200	$20.50	July 12, 2012
David A. Voight	3,300	$35.00	April 15, 2013
	4,200	$20.50	July 12, 2012
Todd A. Michel	2,200	$35.00	April 15, 2013
	5,400	$20.50	July 12, 2012
James O. Miller	2,900	$35.00	April 15, 2013
Richard J. Dutton	N/A	N/A	N/A
James E. McGookey	N/A	N/A	N/A
	4,200	$20.50	July 12, 2012
Charles C. Riesterer	2,200	$35.00	April 15, 2013

Potential Payments Upon Termination or Change in Control
     Mr. Miller, Mr. Michel and Mr. Riesterer each have executed a change in control agreement with the Corporation. The agreements provide that, if a change in control occurs during the term of the agreement, the Corporation will pay in a lump sum to the named executive a retention bonus equal to the annual salary of the executive. The agreement also provides that if a change in control occurs during the employment of the officer, the Corporation will employ him for twenty-four months after the change in control (the “Employment Period”). Pursuant to the agreement, the officer will receive compensation that is not less than his compensation immediately prior to the Employment Period and have the right to participate in benefit plans that are not materially less favorable than the benefit plans in which he participated immediately prior to the Employment Period. Upon a termination covered by the agreement (which may include a significant change in duties, a relocation or a failure to assume the obligations of the agreement), the officer may elect to receive from the Corporation COBRA premiums for the Corporation’s group medical insurance for a period of eighteen months plus an amount equal to two times the officer’s annual base salary immediately prior to the termination reduced by the amount of the retention bonus paid to the officer, provided that, in order to receive benefits upon termination, the officer is precluded from competition with the Corporation for a period of twelve months after the termination. In executing the agreement, the officer agreed that he will preserve the confidentiality of the Corporation’s non-public information and will not solicit the customers or employees of the Corporation for a period of twelve months after a termination.
     If a change in control occurred on December 31, 2007 and each officer with such an agreement was terminated and elected to receive all available benefits rather than preserving the opportunity to compete with the Corporation, then James O. Miller would receive a retention bonus of $210,000, a termination/severance payment of $210,000 and the cost of his COBRA premiums assuming no increase after that date would be $23,324.04. Todd A. Michel would receive a retention bonus of $107,000, a termination/severance payment of $107,000 and the cost of his COBRA premiums assuming no increase after that date would be $16,715.34. Charles C. Riesterer would receive a retention bonus of $135,000, a termination/severance payment of $135,000 and the cost of his COBRA premiums assuming no increase after that date would be $16,715.34.
Report of Compensation, Benefits and Liability Committee
     The Corporation’s Compensation, Benefits and Liability Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K and proxy on Schedule 14A.
     This report was submitted by the Compensation, Benefits and Liability Committee members who are:

W. Patrick Murray	J. George Williams
J. William Springer	Gerald B. Wurm
Principal Shareholders
     To the Corporation’s knowledge, except as noted below, no person or entity owns beneficially, directly or indirectly, five percent (5%) or more of the Corporation’s common stock as of December 31, 2007:

Name and Address of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership	of Class
George L. Mylander	403,183 shares	5.23%
155 Sunset Drive Sandusky, Ohio
Shareholder Proposals for Next Annual Meeting
     Any proposal that a shareholder wishes to have included in the proxy materials relating to the annual meeting to be held in 2009 must be received by the Secretary of the Corporation no later than November 14, 2008. Any shareholder that intends to submit a proposal other than for inclusion in the proxy materials must deliver such proposal to the Secretary of the Corporation not less than 60 nor more than 90 days prior to the 2009 annual meeting (or 15 days after the date of notice or public disclosure if the Corporation provides less than 75 days notice of the meeting), or such proposal will be considered untimely. If a shareholder proposal is untimely, the Corporation may vote in its discretion on that proposal all of the common shares for which it has received proxies for the 2009 annual meeting. Proposals by shareholders intended to be presented at the 2009 annual meeting should be mailed or delivered to First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870, Attention: Secretary.
Other Matters
     The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto according to the best judgment of the persons named in the proxy.
Annual Report
     The Corporation’s Annual Report is not intended to be a part of this Proxy Statement. A copy of the Corporation’s Annual Report has been mailed to shareholders with this Proxy Statement. Additional copies of such Corporation’s Annual Report are available to shareholders without charge upon request to James O. Miller, President, First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870.
By Order of the Board of Directors
James E. McGookey, Secretary
First Citizens Banc Corp

ANNEX A
ARTICLE IX
Stock
     Section 1. Form and Execution. Shares of the Corporation’s stock may be owned either in (i) certificated form, in which ownership of the shares is represented by a physical certificate, or (ii) uncertificated form, pursuant to a Director Registration System in connection with which shares will be held in book-entry form and no physical certificate is printed. Each shareholder shall be entitled upon request to a certificate or certificates which shall represent and certify the number and kind and class of shares owned in the Corporation.
     Each certificate shall be executed in the manner provided by applicable law. The signatures on a certificated stock certificate may be manual, facsimile, engraved, stamped or printed. Even if any officer of the Corporation whose signature appears on a share certificate ceases to be such officer before the certificate is delivered, the certificate may be issued by the Corporation with the same effect as if the officer held such office on the date of its delivery.
     Section 2. Transfers. Transfers of shares of the Corporation’s stock shall be accomplished either (i), if in certificated form, by a transfer of the stock certificate representing the shares, or (ii), if in uncertificated form, by electronic book-entry transfer pursuant to a Direct Registration System. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or upon transfer of book-entry ownership, the Corporation shall issue new shares to the person entitled thereto, cancel the old shares and record the transaction on its books.